Exhibit 107

FEE TABLES FOR

FORM S-1

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Newsmax Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit(4)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class B Common Stock, par value $0.001 per share	457(c)	81,449,358		$48.76		$3,971,470,696.08	0.00015310	$608,032.17
Equity	Class B Common Stock, par value $0.001 per share	457(c)	39,239,297	(2)	$48.76		$1,913,308,121.72	0.00015310	$292,927.47
Equity	Class B Common Stock, par value $0.001 per share	457(g)	600,000	(3)	$12.50	(5)	$7,500,000.00	0.00015310	$1,148.25
Total Offering Amounts							$5,892,278,817.80		$902,107.89
Total Fee Offsets									-
Net Fee Due									$902,107.89

(1)	Pursuant to Rule 416 under the Securities Act, the shares of Class B common stock of the Registrant, par value $0.001 per share (“Class B Common Stock”) offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Represents 39,239,297 shares of Class B Common Stock issuable upon the conversion of 39,239,297 shares of Class A common stock, par value $0.001 per share.

(3)	Represents 600,000 shares of Class B Common Stock issuable upon the conversion of warrants.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Class B Common Stock as reported on the New York Stock Exchange on March 31, 2025, which date is within five business days prior to the filing of this Registration Statement.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price per share is calculated based on the exercise price of the subject warrants.